SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )



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                           Allmerica Investment Trust
                (Name of Registrant as Specified In Its Charter)



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                           ALLMERICA INVESTMENT TRUST:
                          SELECT STRATEGIC GROWTH FUND
                               440 LINCOLN STREET
                               WORCESTER, MA 01653

                              INFORMATION STATEMENT


        On May 14, 2001, the Board of Trustees of Allmerica Investment Trust (the "Trust") approved a new Sub-Adviser Agreement (the "New Sub-Adviser Agreement") for the Select Strategic Growth Fund (the "Fund") between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Trust's investment manager, and TCW Investment Management Company ("TCW"), the Fund's Sub-Adviser, which became effective on July 6, 2001. The New Sub-Adviser Agreement is the same in all substantive respects to the previous Sub-Adviser Agreement (the "Previous Sub-Adviser Agreement"), dated April 1, 2000, in effect between AFIMS and TCW with the exception of the effective and termination dates. THERE IS NO CHANGE IN THE FEES PAID TO TCW AND AFIMS. AFIMS WILL PAY TCW'S SUB-ADVISER FEES.

         AFIMS manages the business affairs of the Fund pursuant to a Management Agreement (the "Management Agreement") dated April 16, 1998 between the Trust and AFIMS. The Management Agreement provides that, subject to the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, AFIMS at its expense may select and contract with a sub-adviser or sub-advisers to manage the investments of one or more of the Funds in the Trust. AFIMS previously selected TCW to manage the investments of the Fund and such selection was re-approved by the Board of Trustees of the Trust at the May 14, 2001 meeting.

         Under an order received from the Securities and Exchange Commission, the Trust and AFIMS are permitted to enter into and amend sub-advisory agreements without receiving shareholder approval and are granted relief from certain disclosure requirements regarding advisory fees paid to sub-advisers. The Trustees of the Trust must approve such sub-advisory agreements, and the Fund must provide specified information to Shareholders within 90 days of the hiring of any new sub-adviser or the retention of a sub-adviser whose ownership has changed significantly. This Information Statement is being supplied to Shareholders to fulfill such information requirement and is being mailed on or about September ___, 2001.

         NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND. TCW, a wholly-owned subsidiary of TCW Group, Inc. ("TCW Group"), has served as Sub-Adviser of the Select Strategic Growth Fund since April 1, 2000. On April 11, 2001 the TCW Group, certain stockholders of the TCW Group, Societe Generale, S.A. ("Societe Generale"), Societe Generale Asset Management, S.A. ("SGAM"), a wholly-owned subsidiary of Societe Generale, and certain other parties entered into an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") pursuant to which SGAM initially will acquire a 51% interest in the TCW Group, increasing to a 70% interest over the next five years (the "Transaction"). As a result of the completion of the first stage of the Transaction on July 6, 2001, Societe Generale now controls the TCW Group and TCW. The remaining 30% interest in the TCW Group will be retained by current TCW Group shareholders and will be available for re-circulation to employees for incentive purposes as Societe Generale repurchases these shares over time. TCW and Societe Generale believe that this residual ownership creates an additional long-term incentive for growth, performance and service to TCW clients. The federal securities laws require that when there are certain changes in ownership of a mutual fund's investment manager or sub-adviser, the fund's agreement with the investment manager or sub-adviser automatically ends. If the mutual fund wants the investment manager or sub-adviser to continue to provide investment advisory services, the fund and the investment manager or sub-adviser must enter into a new agreement.

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


     This federal securities law requirement was triggered by the acquisition of the 51% interest in the TCW Group. Therefore, the Fund's Previous Sub-Adviser Agreement with TCW ended on July 6, 2001, the effective date of the first stage of the Transaction.

At the May 14, 2001 meeting, the Trustees were provided with financial and other information about Societe Generale and the Transaction to assist them in evaluating the terms of the New Sub-Adviser Agreement. At the meeting they were also provided with performance information relating to TCW and information about its investment strategy and current personnel. The Trustees considered the terms of the New Sub-Adviser Agreement and the fact that it was substantially the same as the Previous Sub-Adviser Agreement with TCW. Both TCW and Societe Generale had given assurances that following the acquisition TCW would continue to operate as a separate business entity under the same name with the same personnel and would remain headquartered in Los Angeles. The Trustees considered the fact that there would be no change in the advisory fees paid to AFIMS or the sub-advisory fees paid to TCW. The Trustees, including the "non-interested" Trustees, who were advised by independent legal counsel, concluded that entering into the New Sub-Adviser Agreement was in the best interests of the Fund and its investors. Upon completion of their review process, the Trustees voted unanimously, with the "non-interested" Trustees voting separately, to approve the New Sub-Adviser Agreement.


INFORMATION REGARDING TCW INVESTMENT MANAGEMENT COMPANY AND SOCIETE GENERALE

         TCW, founded in 1971 and located at 865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017, manages pension and profit sharing funds, retirement/health and welfare funds, public employee retirements funds, other institutional accounts and private accounts. The firm is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. Prior to the Transaction, TCW was controlled by the TCW Group, a Nevada corporation. As of July 31, 2001, TCW had approximately $80 billion in assets under management. In managing the Fund's investments, TCW pursues a small cap growth investment philosophy. TCW uses fundamental company-by-company analysis along with technical and quantitative market analysis to screen potential investments and to monitor portfolio securities.

         Exhibit A attached to this Information Statement contains information on the type, size and advisory fees of other similar investment company funds managed by TCW.

         Societe Generale, a publicly traded company founded in 1864 and based in Paris, France, is the lead company in the Societe Generale Group, which is one of Europe's leading banking groups. The group maintains its focus on three primary business lines: retail banking; corporate and investment banking; and asset management and private banking. The group includes over 69,000 staff members in 500 offices in 75 countries spread across five continents. As of July 31, 2001, Societe Generale and its affiliates had approximately $_____ in assets under management.

         All information about TCW, SGAM and Societe Generale in this Information Statement, including the information in Exhibit A, has been provided by TCW.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF TCW

         The table below lists the individuals who serve as directors and principal executive officers of TCW. The address for each individual is 865 South Figueroa Street, Los Angeles, CA 90017. None serves as an officer or Trustee of the Trust.

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

Name                            Position and Principal Occupation


Alvin R. Albe, Jr.              Director, President and Chief Executive
                                Officer of TCW; The TCW Group, Inc. - Executive
                                Vice President; Trust Company of the West -
                                Director and Executive Vice President;
                                TCW Asset Management Company - Director and
                                Executive Vice President; TCW Convertible
                                Securities Fund, Inc. - Senior Vice President;
                                TCW Galileo Funds,Inc. - President

Michael E. Cahill               Managing Director, General Counsel and Secretary
                                of TCW; The TCW Group, Inc. - Managing Director,
                                General Counsel and  Secretary; Trust Company
                                of the West - Managing Director, General Counsel
                                and Secretary; TCW Asset Management Company -
                                Director, Managing Director, General  Counsel
                                and Secretary; TCW  Convertible Securities Fund,
                                Inc. - General Counsel and  Assistant Secretary;
                                TCW Galileo Fund, Inc. - Senior Vice President,
                                General Counsel and Assistant Secretary; Apex
                                Mortgage Capital, Inc. - Secretary

David S. DeVito                 Managing Director, Chief Financial Officer and
                                Assistant  Secretary of TCW; The TCW Group,
                                Inc.- Managing  Director, Chief Financial
                                Officer and Assistant Secretary; Trust Company
                                of the West - Managing Director, Chief Financial
                                Officer and Assistant Secretary; TCW Asset
                                Management Company - Managing Director, Chief
                                Financial Officer and Assistance Secretary;
                                Apex Mortgage Capital, Inc. - Chief Financial
                                Officer

Thomas E. Larkin, Jr.           Director and Vice Chairman of TCW; The TCW
                                Group, Inc. - TCW Group, Inc. - Director and
                                Vice Chairman; Trust Company of the West -
                                Director and Vice Chairman; TCW Asset Management
                                Company - Director and Vice Chairman; TCW
                                Convertible Securities Fund, Inc. - Senior Vice
                                President; TCW Galileo Funds, Inc. - Director
                                and Vice Chairman

Hilary G.D. Lord                Managing Director, Chief Compliance Officer and
                                Assistant Secretary of TCW; The TCW Group,
                                Inc.- Managing Director, Chief Compliance
                                Officer and Assistant Secretary; Trust Company
                                of the West - Managing Director and Chief
                                Compliance Officer; TCW Asset Management
                                Company - Managing Director and Chief Compliance
                                Officer; TCW Convertible Securities Fund, Inc.-
                                Senior Vice President and Assistant Secretary;
                                TCW Galileo Funds, Inc. - Assistant Secretary

William V. Sonneborn            Executive Vice President and Assistant Secretary
                                of TCW; The TCW Group, Inc. - Executive Vice
                                President and Assistant Secretary; Trust Company
                                of the West - Executive Vice President and
                                Assistant Secretary; TCW Asset Management
                                Company - Director, Executive President and
                                Assistant Secretary

Marc I. Stern                   Director and Chairman of TCW; The TCW Group,
                                Inc. - Director and President; Trust Company of
                                the West - Director and Vice Chairman; TCW Asset
                                Management Company - Vice Chairman and
                                President; Apex Mortgage Capital, Inc. -
                                Director and Chairman of the  Board; TCW Galileo
                                Funds, Inc. - Director and Chairman; Qualcomm,
                                Incorporated - Director


         No arrangements or understandings made in connection with the New Sub-Adviser Agreement exist between AFIMS, TCW, SGAM and Societe Generale with respect to the composition of the Board of Directors of TCW or the Board of Trustees of the Trust or with respect to the selection or appointment of any person to any office with either of them.


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


DESCRIPTION OF THE PREVIOUS SUB-ADVISER AGREEMENT AND THE NEW SUB-ADVISER AGREEMENT

         The Fund began operations on February 20, 1998. The Previous Sub-Adviser Agreement was executed as of April 1, 2000. It was last approved by the Trustees, including the Trustees who are "non-interested", at the meeting of the Board of Trustees on May 14, 2001. Except for different effective and termination dates, the terms of the New Sub-Adviser Agreement are similar in all material respects to the terms of the Previous Sub-Adviser Agreement, including the fee schedule. Under the New Sub-Adviser Agreement, TCW will, at its expense and subject to the general oversight of the Trustees and AFIMS, regularly provide the Fund with investment research, advice and supervision and will furnish continuously an investment program consistent with the investment objective and policies of the Fund.

         For its services provided under the New Sub-Adviser Agreement, TCW will receive from AFIMS a fee computed daily and paid quarterly at an annual rate of 0.85% based on the average daily net assets of the Fund of up to $100 million. When the average daily net assets of the Fund exceed $100 million, the fee shall be computed daily and paid quarterly at an annual rate of 0.75% of the total average daily net assets of the Fund. During the fiscal year ended December 31, 2000, AFIMS paid TCW $257,389 for its sub-advisory services pursuant to the Previous Sub-Adviser Agreement.

         The New Sub-Adviser Agreement provides that TCW, as Sub-Adviser, in return for its fee, will manage the investment and reinvestment of assets of the Fund subject to the control and supervision of the Board of Trustees and in accordance with the investment objective and policies of the Fund set forth in the Trust's current registration statement and any other policies established by the Board of Trustees or AFIMS. In this regard, it is the responsibility of TCW to make investment decisions for the Fund and to place the Fund's purchase and sale orders for investment securities. The New Sub-Adviser Agreement states that TCW will provide at its expense all necessary investment, management and administrative facilities, including salaries of personnel needed to carry out its duties under the New Sub-Adviser Agreement, but excluding brokerage expenses and pricing and bookkeeping services.

         The New Sub-Adviser Agreement shall remain in full force and effect through May 30, 2002 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Trustees, or by vote of the holders of a majority of the Fund's outstanding voting securities, and by the vote of a majority of the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Adviser, or any other sub-adviser to the Trust. The New Sub-Adviser Agreement may be terminated at any time, without payment of any penalty, by AFIMS, subject to the approval of the Trustees, by vote of the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by TCW, in each case on 60 days' written notice. As required by the 1940 Act, the New Sub-Adviser Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment. It also will terminate in the event that the Management Agreement between the Trust and AFIMS shall have terminated for any reason.

         The New Sub-Adviser Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of TCW, or (ii) reckless disregard by TCW of its obligations and duties under the New Sub-Adviser Agreement, it shall not be liable to the Trust, AFIMS or to any Shareholder or creditor of the Trust, for any matter in connection with the performance of any of its services under the New Sub-Adviser Agreement or for any good faith purchase or sale of any investment made by it for the Trust.

OTHER INFORMATION

         The shares of the Fund may be purchased only by separate accounts established by First Allmerica Financial Life Insurance Company ("First Allmerica") or Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life") for the purpose of funding variable annuity contracts and variable life insurance policies issued by First Allmerica or Allmerica Financial Life and by qualified

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

pension and retirement plans. Both First Allmerica and Allmerica Financial Life are wholly-owned subsidiaries of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies, the largest of which is First Allmerica, a life insurance company organized in Massachusetts in 1844. On December 31, 2000, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

ANNUAL REPORT

         The Trust will furnish, without charge, a copy of the most recent Annual Report to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling 1-800-828-0540.

BROKER COMMISSIONS

         During the fiscal year ended December 31, 2000, no commissions were paid to brokers affiliated with TCW or the Fund.

DISTRIBUTOR, ADMINISTRATOR

         Allmerica Investments, Inc. ("AII"), a wholly-owned subsidiary of AFC, serves as the Distributor for the Trust. AII, AFIMS and AFC are located at 440 Lincoln Street, Worcester, MA 01653. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the Trust's administrator, fund accountant and custodian.


September ___, 2001



























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Mutfunds/2001/TCW INFO STATEMENT/Info. Statmnt.doc